UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SUPPORT.COM, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Stephen E. Gillette, Esq. Jones Day 1755 Embarcadero Road Palo Alto, CA 94303 (650) 739-3997	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Support.com, Inc., a Delaware corporation (“Support.com” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2016 Annual Meeting of Stockholders to be held on Friday, June 24, 2016, at 10:00 a.m. Pacific Time, at the Hyatt House Belmont/Redwood Shores hotel located at 400 Concourse Drive, Belmont, California 94002 and at any and all adjournments or postponements thereof (the “2016 Annual Meeting”). On May 12, 2016, Support.com filed with the SEC a revised definitive proxy statement and accompanying definitive WHITE proxy card in connection with its solicitation of proxies from its stockholders to be used at the 2016 Annual Meeting. On June 14, 2016, Support.com filed a supplement to the revised definitive proxy statement to reflect that it reduced its recommended slate of director nominees for election to Support.com’s board of directors (the “Support.com Board”) at the 2016 Annual Meeting from six (6) nominees to four (4) nominees.

Press Release Issued on June 22, 2016

Attached hereto is a press release issued by Support.com on June 22, 2016 in which Support.com reminds and urges stockholders to vote the WHITE proxy card for all four of the Support.com Board’s nominees: Elizabeth Cholawsky, Elizabeth Fetter, Lowell Robinson, and Tim Stanley. As previously announced, VIEX Opportunities Fund, LP — Series One, VIEX GP, LLC, VIEX Capital Advisors, LLC, BLR Partners LP, BLRPart, LP, BLRGP Inc., Fondren Management, LP, FMLP Inc., Eric Singer, Bradley L. Radoff, Joshua E. Schechter, Richard Bloom and Brian J. Kelley (collectively, the “VIEX Group”) have publicly disclosed that they intend to pursue a proxy contest in an effort to have their five proposed director candidates elected to the Support.com Board at the 2016 Annual Meeting and, thereby, gain control of the Support.com Board. Support.com strongly urges stockholders to protect the value of their investment and prevent the VIEX Group from gaining control of the Support.com Board by voting the WHITE proxy card FOR ALL four of the highly-qualified and very experienced nominees unanimously recommended by the Support.com Board: Elizabeth Cholawsky, Elizabeth Fetter, Lowell Robinson, and Tim Stanley.

The press release also comments on the voting recommendation reports recently issued by Institutional Shareholder Services Inc. (ISS) and Glass, Lewis & Co., LLC (Glass Lewis), the two leading, independent proxy advisory firms, with respect to how Support.com stockholders should vote their shares at the 2016 Annual Meeting. Support.com strongly believes that, consistent with the recommendations of ISS and Glass Lewis, stockholders should vote their shares so as not to surrender control of the Support.com Board to the VIEX Group.

While six (6) directors will be elected at the 2016 Annual Meeting, Support.com is soliciting votes to elect only the Support.com’s Board’s continuing four (4) nominees, Elizabeth Cholawsky, Elizabeth Fetter, Lowell Robinson and Tim Stanley. As a consequence of Support.com reducing its recommended slate from six (6) to four (4) nominees, and given that six (6) directors are to be elected to the Support.com Board at the 2016 Annual Meeting, at least two of the VIEX Group’s nominees are certain to be elected to the Support.com Board at the 2016 Annual Meeting. Support.com believes that reducing its slate of recommended nominees in this manner should facilitate the ability of stockholders who, consistent with the recommendations of both ISS and Glass Lewis, want to vote their shares for a combined slate and prevent the VIEX Group from getting control of the Support.com Board.

Stockholders are advised that they cannot vote on the VIEX Group’s gold proxy card or voting instruction form for any of Support.com’s director nominees. Stockholders can only vote for one or more of Support.com’s highly-qualified and very experienced nominees by signing and returning a WHITE proxy card or by requesting a legal proxy and casting your ballot in person by attending the 2016 Annual Meeting. Stockholders interested in following the recommendations of both ISS and Glass Lewis that the VIEX Group not be given control of the Support.com Board and, accordingly, want to vote at the 2016

Annual Meeting for a combined slate of director nominees that includes nominees recommended by Support.com on the WHITE proxy card and nominees recommended by the VIEX Group on the gold proxy card, should contact MacKenzie Partners, Inc., Support.com’s proxy solicitor, which will be able to provide stockholders with assistance on how to request a legal proxy and vote their shares for such a combined slate.

A copy of the press release was posted to the Company’s website, and may be posted by the Company to social networking websites, including, but not limited to, Facebook, LinkedIn and Twitter.

Important Additional Information And Where To Find It

Support.com, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from Support.com’s stockholders in connection with the matters to be considered at Support.com’s 2016 Annual Meeting of Stockholders. On May 12, 2016, Support.com filed a revised definitive proxy statement and accompanying definitive WHITE proxy card with the SEC in connection with the solicitation of proxies from Support.com stockholders in connection with the matters to be considered at Support.com’s 2016 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such revised definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AS WELL AS ANY OTHER DOCUMENTS FILED BY SUPPORT.COM WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the revised definitive proxy statement, any amendments or supplements to the proxy statement, the accompanying WHITE proxy card, and other documents filed by Support.com with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Support.com’s corporate website at www.Support.com or by contacting Support.com’s proxy solicitation firm, Mackenzie Partners, Inc., by mail at 105 Madison Avenue, New York, New York 10016, by phone at (212) 929-5500 (Call Collect) or Toll-Free (800) 322-2885, or by email at proxy@mackenziepartners.com.

SUPPORT.COM REMINDS STOCKHOLDERS TO VOTE THE WHITE PROXY CARD TODAY

FOR ALL FOUR OF THE BOARD’S NOMINEES

Urges Stockholders Not to Surrender Control of the Support.com Board to the VIEX Group

Redwood City, Calif. – June 22, 2016 – Support.com, Inc. (NASDAQ:SPRT), makers of award-winning Support.com® Cloud software (formerly “Nexus®”) for Support Interaction Optimization and a leading provider of tech support and turnkey support center services, is reminding all stockholders to vote the WHITE proxy card today FOR ALL FOUR of its highly-qualified, very experienced and engaged director nominees, which includes its Chief Executive Officer and the three, new independent directors that were added to the Support.com Board of Directors within the past 90 days.

Commenting on the 2016 Annual Meeting to be held on June 24, 2016, Support.com issued the following statement:

“We are pleased that the two leading independent third-party proxy advisory firms, Institutional Shareholder Services, Inc. (ISS) and Glass, Lewis & Co., LLC (Glass Lewis), both concur in not recommending in favor of giving the VIEX Group control of the Support.com Board. We are also pleased that both proxy advisory firms, in reaching their recommendations, recognized the VIEX Group’s failure to provide any specific and viable alternative strategic plan or any viable and substantive proposals on how it would drive the creation of long-term stockholder value were it to obtain control of the Support.com Board. We remain particularly concerned with the VIEX Group’s failure to explain how such an abrupt change in control of the Support.com Board, at a pivotal and critical time in Support.com’s trajectory, would be accomplished so as not to cause significant and substantial harm to Support.com’s business, prospects and relationships with its customers, employees, and partners. We note that ISS indicated in its report that it had similar concerns.”

While six directors will be elected at the 2016 Annual Meeting, Support.com is soliciting votes to elect only the Support.com Board’s continuing four highly-qualified and very experienced nominees, Elizabeth Cholawsky, Elizabeth Fetter, Lowell Robinson and Tim Stanley. As a consequence of Support.com reducing its recommended slate from six to four nominees, and given that six directors are to be elected to the Support.com Board at the 2016 Annual Meeting, at least two of the VIEX Group’s nominees are certain to be elected to the Support.com Board at the 2016 Annual Meeting. Support.com believes that reducing its slate of recommended nominees in this manner should facilitate the ability of stockholders who, consistent with the recommendations of the two leading, independent proxy advisory firms, ISS and Glass Lewis, want to vote their shares for a combined slate so as to prevent the VIEX Group from taking control of the Support.com Board.

Stockholders are reminded that their vote is extremely important, no matter how many or how few shares they own. Support.com strongly urges stockholders to protect the value of their investment and prevent the VIEX Group from taking control of the Support.com Board by voting the WHITE proxy card today FOR ALL FOUR of the highly-qualified and very experienced nominees unanimously recommended by the Support.com Board: Elizabeth Cholawsky, Liz Fetter, Lowell Robinson and Tim Stanley. Stockholders may also vote by telephone or Internet by following the instructions on the WHITE proxy card.

Stockholders are reminded that in order to vote their shares consistent with the recommendations of both ISS and Glass Lewis that the VIEX Group not be given control of the Support.com Board, they must do one of the following:

•	Stockholders who wish to vote only for Support.com’s highly-qualified and very experienced nominees, should sign and return the WHITE proxy card or follow the instructions on the WHITE proxy card to vote by telephone or online. Any subsequent voting on the VIEX Group’s gold proxy card will revoke your vote on the WHITE proxy card. Stockholders are reminded that they cannot vote on the VIEX Group’s gold proxy card or voting instruction form for any of Support.com’s director nominees.
•	Stockholders who wish to split their vote between nominees recommended by Support.com on the WHITE proxy card and nominees recommended by the VIEX Group on the gold proxy card, consistent with the recommendations of both ISS and Glass Lewis that the VIEX Group not be given control of the Support.com Board, are advised that they can only do so by requesting a legal proxy or casting their ballot in person at the 2016 Annual Meeting. Stockholders are urged to contact MacKenzie Partners, Inc. (below) for assistance on how to split their vote.

YOUR VOTE IS IMPORTANT!

Remember, you can vote your shares by telephone or via the Internet. Please follow the easy instructions on the enclosed WHITE proxy card.

If you have any questions or need assistance in voting

your shares, please contact our proxy solicitor:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Support.com is being advised in connection with the proxy contest by Morgan, Lewis & Bockius LLP. Mackenzie Partners, Inc. is serving as Support.com’s proxy solicitor.

About Support.com

Support.com, Inc. (NASDAQ:SPRT) is the leading provider of cloud-based software and services to deliver next-generation technical support. Support.com helps leading brands in software, electronics, communications, retail, Internet of Things (IoT) and other connected technology industries deepen their customer relationships. Customers want technology that works the way it’s intended. By using Support.com software and services, companies can deliver a fantastic customer experience, leading to happier customers, greater brand loyalty and growing revenues.

For more information, please visit www.support.com or follow us @support_com.

Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about-us/careers.

Safe Harbor for Forward-Looking Statements

This press release contains “forward-looking statements” as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. Similarly, statements that describe the objectives, plans or goals of Support.com, Inc. (“Support.com”) are forward-looking. Such forward-looking statements include, but are not limited to, statements regarding the anticipated proxy contest by VIEX Capital Advisors LLC and its affiliates (“VIEX”) and the other participants in its solicitation; Support.com’s ability to continue to execute on and implement its strategic plan; Support.com’s opportunities for continued growth; Support.com’s initiatives to improve its financial and operational performance and increase its growth and profitability; Support.com’s future stock price; Support.com’s ability to grow its business; Support.com’s ability to enhance its competitive position; Support.com’s ability to continue to maintain expense discipline; Support.com’s actions taken or contemplated to enhance its long-term prospects and create value for its stockholders; Support.com’s future operational and financial performance; the effect that the election of Support.com’s nominees to the Support.com Board will have on Support.com’s execution of its long-term plan and long-term stockholder value; the future effect of Support.com’s strategic plan on Support.com’s growth, profitability and total stockholder returns; all statements relating to expected financial performance (including without limitation statements involving growth and projections of revenue, margin, profitability, income (loss) from continuing operations, income (loss) per share from continuing operations, cash usage or generation, cash balance as of any future date, capital structure and other financial items); the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; future performance in economic and other terms; whether Support.com Cloud will bolster margins, generate predictable revenue and expand Support.com’s existing customer base; our ability to execute on our plan to create value from our Cloud technology; whether our technical support expertise and customer support knowledge base will translate into future growth; whether we will achieve growth and diversification; whether the actions we are taking will unlock stockholder value; whether our recently-outlined cost reduction plan will allow us to become profitable on a non-GAAP basis for the full year of 2018; whether we can capitalize on developing trends and paradigm shifts in the support market; whether and the timing of when the results from the strategic growth plan we are executing will be fully reflected in our financial results and stock price and whether we will be able to capitalize on the opportunities in the connected support market. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations, estimates, forecasts and projections and management’s current beliefs and assumptions, all of which involve a number of significant risks and uncertainties, any one or more of which could cause actual events or results to differ materially from those described in Support.com’s forward-looking statements, including, among others, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to market and sell our Support.com Cloud (formerly “Nexus®”) software-as-a-service (SaaS) offering, our ability to maintain and grow revenue, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, such as support for home security systems, our ability to control expenses and achieve desired margins, our dependence on a small number of customers and partners, our ability to attract, train and retain talented employees, the potential for acquisitions or other strategic transactions that deplete our resources or do not prove successful, privacy concerns, the potential for payment fraud issues, potential intellectual property, class action or other litigation, potential impairments of long lived assets, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited or permanently impaired, given our current market capitalization and cash position, if we experienced an “ownership change” as defined in Section 382 of the Internal Revenue Code and whether our recently adopted tax benefits preservation plan will be effective in reducing the likelihood of such an unintended ownership change from occurring, and risks, disruption, costs and uncertainty caused by or related to the actions of activist stockholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our stockholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity which may be exploited by our competitors, cause concern to our current or potential customers, and may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners, our ability to execute the cost reduction program involving the planned actions on the expected schedule, our ability to achieve the cost savings expected in connection with the cost reduction plan, the ultimate effect of any such cost reductions on our financial results, and our ability to manage the effects of the cost reduction plan on our workforce and other operations. These and other risks may be detailed from time to time in Support.com’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com assumes no obligation to update its forward-looking statements, except as may otherwise be required by the federal securities laws.

Important Additional Information

Support.com, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from Support.com’s stockholders in connection with the matters to be considered at Support.com’s 2016 Annual Meeting of Stockholders. On May 12, 2016, Support.com filed a revised definitive proxy statement and accompanying definitive WHITE proxy card with the SEC in connection with the solicitation of proxies from Support.com stockholders in connection with the matters to be considered at Support.com’s 2016 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such revised definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD, ANY AMENDMENTS OR SUPPLEMENTS THERETO AND OTHER DOCUMENTS FILED BY SUPPORT.COM WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the revised definitive proxy statement, any amendments or supplements to the proxy statement, the accompanying WHITE proxy card, and other documents filed by Support.com with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Support.com’s corporate website at www.Support.com or by contacting Support.com’s proxy solicitation firm, Mackenzie Partners, Inc., by mail at 105 Madison Avenue, New York, New York 10016, by phone at (212) 929-5500 (Call Collect) or Toll-Free (800) 322-2885, or by email at proxy@mackenziepartners.com. In addition, in order for stockholders to have convenient access to all relevant information concerning the 2016 Annual Meeting that Support.com has made publicly available, Support.com has made such information available at its website, www.support.com/shareholders.

Disclaimer

Support.com has neither sought nor obtained the consent from any third party to use any statements or information contained in this press release that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

© 2016 Support.com, Inc. All rights reserved. Support.com, the Support.com logo and Nexus are trademarks or registered trademarks of Support.com, Inc. in the United States and other countries.

Investor Contact

Jacob Moelter
Investor Relations, Support.com
+1.650.556.8595
jacob.moelter@support.com